Exhibit 99.1

News Release

Jagged Peak Energy Inc. Announces Third Quarter 2019
Financial and Operating Results

•
Third quarter capital expenditures of $185 million including leasehold acquisition costs; third quarter development capital expenditures(1) of $167 million, 17% below the midpoint of the Company's guidance

•	Third quarter oil production averaged 30.0 MBbls per day, at the midpoint of the Company's guidance

•	Reduced drill, complete, and equip ("DC&E") costs to approximately $1,160 per lateral foot in the third quarter, a 20% reduction from the 2018 average.

(1) Development capital includes drilling, completion, equipment, and infrastructure costs

DENVER, Colorado, November 7, 2019 – Jagged Peak Energy Inc. (NYSE: JAG) ("Jagged Peak" or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2019.

Third Quarter Results

During the third quarter of 2019, the Company turned online 17 gross operated wells and reported average daily oil production for the quarter of 30.0 MBbls per day, at the midpoint of the Company's previously announced guidance range of 29.4 – 30.6 MBbls per day. Total equivalent production averaged 39.3 MBoe per day for the third quarter. Third quarter production mix was comprised of 76% oil, 13% NGLs, and 11% natural gas, and is unchanged from the prior quarter.

For the third quarter of 2019, the Company reported net income of $30.6 million, or $0.14 per diluted common share. Net loss for the third quarter of 2018 was $26.6 million, or $0.12 per diluted common share. Adjusted net income (a non-GAAP measure) for the third quarter of 2019, was $21.9 million, or $0.10 per diluted common share, compared to $39.3 million, or $0.18 per diluted common share for the same period in 2018. Adjusted net income (a non-GAAP measure) eliminates certain non-cash and non-recurring items such as certain equity-based compensation, non-cash mark-to-market gains or losses on derivatives and impairment expense, further adjusted for any associated changes in estimated income tax expense. Adjusted EBITDAX (a non-GAAP measure) for the third quarter of 2019 was $108.2 million, a decrease of $10.4 million from the third quarter of 2018.

Please reference the reconciliations of these non-GAAP measures to the most directly comparable GAAP measures at the end of this release.

Revenue for the third quarter of 2019 was $150.1 million, compared to $155.4 million in the third quarter of 2018. The decrease in revenue for the third quarter of 2019 compared to the same period in 2018 was primarily due to an 11% decrease in unhedged realized pricing on a per Boe basis. Average realized prices for the third quarter of 2019 are included in the table below.

	Three Months Ended September 30, 2019
	Before the Effects of Derivative Settlements	After the Effects of Derivatives Settlements
Oil ($/Bbl)	$53.55	$52.29
NGL ($/Bbl)	$3.47	$3.47
Gas ($/Mcf)	$0.31	$0.31
Boe ($/Boe)	$41.51	$40.54

Capital expenditures for DC&E activities were $162.6 million for the three months ended September 30, 2019. Operated and non-operated activity during the quarter included drilling 19 gross (15.8 net) and completing 25 gross (18.3 net) wells. A portion of the capital spent during the third quarter relates to 20 gross (19.6 net) operated wells that were in various stages of being drilled or completed at September 30, 2019. Including capital expenditures for infrastructure of $4.5 million, and leasehold acquisition costs of $17.7 million, total capital expenditures for the quarter were $184.8 million.

The table below provides a comparative breakout of the Company's capital expenditures for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2019	2018	2019	2018
Acquisitions
Proved properties	$375	$—	$7,782	$—
Unproved properties	17,316	7,575	25,295	18,670
Drill, complete, and equip costs	162,571	151,797	451,261	535,590
Infrastructure costs	4,520	5,439	25,678	13,440
Exploration costs	3	23	3	24
Total oil and gas capital expenditures	$184,785	$164,834	$510,019	$567,724

The Company continues to drive down its DC&E costs through continued efficiency gains. DC&E costs averaged approximately $1,160 per lateral foot in the third quarter of 2019. Year-to-date the Company has averaged approximately $1,200 per lateral foot, compared to its full-year 2019 goal of $1,250 per lateral foot.

Operational Updates

In the Company's Whiskey River asset, the Company brought online its Coriander project. This project was the Company's first six-well co-development project. The average lateral length of these wells was 8,535 feet and had an average DC&E per lateral foot cost of approximately $1,090. These wells were brought online in late August and produced a pad-average peak IP-30 of 102 Boe per day per 1,000 foot (84% oil).

In mid-October, the Company brought online its second co-development project, the Venom project which consisted of eight wells in the Whiskey River area. The average lateral length of these wells was 7,900 feet and had an average DC&E per lateral foot cost of approximately $1,220. Given the timing of the wells being brought online, meaningful production information is not yet available.

Guidance Update

Due to the definitive merger agreement with Parsley Energy, Inc. ("Parsley"), Jagged Peak has discontinued providing guidance and long-term outlook information regarding its results of operations and does not intend to update the previously issued guidance and long-term outlook information, including the guidance provided in the Company’s August 8, 2019 press release announcing its second quarter 2019 financial and operating results (the “second quarter earnings release”). Accordingly, investors are cautioned not to rely on historical forward-looking statements regarding guidance and long-term outlook information, including any such information provided in the second quarter earnings release, as those forward-looking statements were the estimates of management only as of the date provided, have not and will not be updated and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

Financial Update

At the end of the third quarter of 2019, the Company had $215.0 million drawn on its revolving credit facility and $10.6 million of cash on the balance sheet, resulting in total liquidity of $335.6 million. Net debt to LTM adjusted EBITDAX (a non-GAAP measure) was 1.7x as of the end of the third quarter. Due to the definitive merger agreement with Parsley, the Company has received a waiver from its bank group to postpone its Fall borrowing base redetermination.

Since the hedging update on August 8, 2019, the Company has added to its 2020 WTI swaps, which are now at 20,000 Bbls per day of oil. These additions are included in the commodity hedges schedule at the end of this release.

Conference Call

Jagged Peak will host a short conference call and webcast to discuss its third quarter 2019 financial and operating results on November 8, 2019 at 9:00 am MT (11:00 am ET). This call will not include a Q&A session. The call will be webcast and accessible via the Investor Relations section of the Company’s website at www.jaggedpeakenergy.com. Dial-in information for this call is included below:

	Phone Number	Conference ID
Live Participant (Domestic)	1-877-823-8605	9192955
Live Participant (International)	1-647-689-5644	9192955
Replay(1) (Domestic)	1-800-585-8367	9192955
Replay(1) (International)	1-416-621-4642	9192955
(1) Replay available from 2:00 PM Eastern Time on November 8, 2019 through 12:00 midnight Eastern Time on November 15, 2019

Non-GAAP Financial Measures

Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) before interest expense, net of capitalized interest, depletion, depreciation, amortization and accretion expense, impairment of oil and natural gas properties, exploration expenses, equity-based compensation expense, income taxes, contract termination fees, gains or losses on sales of assets, and net gains or losses on derivatives less net cash from/for derivative settlements. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets and exploration expenses, none of which are components of Adjusted EBITDAX. Our computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

Management believes Adjusted EBITDAX is useful because it allows investors to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers without regard to financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book value of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance.

Adjusted Net Income

Adjusted net income is a non-GAAP performance measure used by management to evaluate financial performance, prior to non-cash market-to-market gains or losses on derivatives, impairment expense, exploratory dry hole costs, gain or loss on the sale of property, certain one-time or unusual items, such as certain equity-based compensation, contract termination fees, and the associated changes in estimated income tax. Management believes adjusted net income is useful because it may enhance investors’ ability to assess historical and future financial performance. Adjusted net income should not be considered an alternative to net income, operating income, or any other measure of financial performance presented in accordance with GAAP or as an indicator of our operating performance.

Net Debt to LTM Adjusted EBITDAX

Net debt to LTM adjusted EBITDAX is a non-GAAP measure, which is defined as the face value of the Company's long-term debt, including its senior unsecured notes and amounts drawn on its credit facility, less cash and cash equivalents at quarter end, divided by the Company's last twelve month adjusted EBITDAX, as defined above.

No Offer or Solicitation

This release includes information related to a proposed business combination transaction (the “Transaction”) between Jagged Peak and Parsley. This release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this release in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Transaction, Parsley has filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of Jagged Peak and Parsley and a prospectus of Parsley. The Transaction will be submitted to Jagged Peak’s stockholders and Parsley’s stockholders for their consideration. Jagged Peak and Parsley may also file other documents with the SEC regarding the Transaction. The definitive joint proxy statement/prospectus will be sent to the stockholders of Parsley and Jagged Peak. This release is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that Parsley or Jagged Peak may file with the SEC or send to stockholders of Parsley or Jagged Peak in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF JAGGED PEAK AND PARSLEY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by Parsley or Jagged Peak through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by Jagged Peak will be made available free of charge on Jagged Peak’s website at http://www.jaggedpeakenergy.com, under the heading “SEC Filings,” or by directing a request to Investor Relations, Jagged Peak Energy Inc., 1401 Lawrence Street, Suite 1800, Denver, CO 80202, Tel. No. (720) 215-3754. Copies of documents filed with the SEC by Parsley will be made available free of charge on Parsley’s website at http://www.parsleyenergy.com/investors or by directing a request to Investor Relations, Parsley Energy, Inc., 303 Colorado Street, Suite 3000, Austin, TX 78701, Tel. No. (512) 505-5199.

Participants in the Solicitation

Parsley, Jagged Peak and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect to the Transaction.

Information regarding Jagged Peak’s directors and executive officers is contained in the proxy statement for Jagged Peak’s 2019 Annual Meeting of Stockholders filed with the SEC on April 10, 2019, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing Jagged Peak’s website at http://www.jaggedpeakenergy.com. Information regarding Parsley’s executive officers and directors is contained in the proxy statement for the Parsley’s 2019 Annual Meeting of Stockholders filed with the SEC on April 8, 2019 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this release at the SEC’s website at www.sec.gov or by accessing the Parsley’s website at http://www.parsleyenergy.com/investors.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Transaction by reading the joint proxy statement/prospectus regarding the Transaction when it becomes available. You may obtain free copies of this release as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this release that address activities, events or developments that Parsley or Jagged Peak expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this release. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that stockholders of Parsley may not approve the issuance of new shares of common stock in the Transaction or that stockholders of Jagged Peak may not approve the merger agreement, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Parsley’s common stock or Jagged Peak’s common stock, the risk that the Transaction and its announcement could have an adverse effect on the ability of Parsley and Jagged Peak to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally, the risk the pending Transaction could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Parsley’s or Jagged Peak’s control, including those detailed in Parsley’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http://www.parsleyenergy.com/investors and on the SEC’s website at http://www.sec.gov, and those detailed in Jagged Peak’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Jagged Peak’s website at http://www.jaggedpeakenergy.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that Parsley or Jagged Peak believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Parsley and Jagged Peak undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

About Jagged Peak Energy Inc.

Jagged Peak Energy Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and associated liquids-rich natural gas reserves in the southern Delaware Basin, a sub-basin of the Permian Basin of West Texas.

Contacts
James Edwards
Director, Investor Relations
jedwards@jaggedpeakenergy.com
720-215-3754

Jagged Peak Energy Inc.
Selected Operating Highlights
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Production volumes:
Oil (MBbls)	2,758	2,531	7,937	6,947
Natural gas (MMcf)	2,331	2,139	6,834	6,025
NGLs (MBbls)	469	436	1,320	1,001
Total (MBoe)	3,616	3,323	10,396	8,952
Average daily production volumes:
Oil (Bbls/d)	29,980	27,507	29,073	25,447
Natural gas (Mcf/d)	25,339	23,245	25,034	22,069
NGLs (Bbls/d)	5,096	4,738	4,836	3,665
Total (Boe/d)	39,299	36,118	38,081	32,790

Average Sales Prices Excluding Realized Hedge Settlements:
Oil (per Bbl)	$53.55	$55.95	$52.52	$59.15
Natural gas (per Mcf)	$0.31	$1.19	$0.13	$1.29
NGLs (per Bbl)	$3.47	$24.81	$6.58	$23.71
Combined (per Boe)	$41.51	$46.64	$41.02	$49.42

Average Sales Prices Including Realized Hedge Settlements:
Oil (per Bbl)	$52.29	$53.45	$50.67	$54.30
Natural gas (per Mcf)	$0.31	$1.19	$0.13	$1.29
NGLs (per Bbl)	$3.47	$24.81	$6.58	$23.71
Combined (per Boe)	$40.54	$44.73	$39.61	$45.66

Average Operating Costs (per Boe):
Lease operating expenses	$4.85	$3.37	$4.50	$3.51
Production and ad valorem tax expenses	$3.11	$2.86	$3.09	$2.95
Depletion, depreciation, amortization and accretion	$18.27	$17.35	$17.93	$17.93
General and administrative expense (before equity-based compensation expense)	$2.65	$2.92	$2.80	$3.22

Jagged Peak Energy Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2019	December 31, 2018

	(in thousands)
Assets:
Cash and cash equivalents	$10,603	$35,229
Other current assets	113,226	165,905
Property and equipment, net	1,818,187	1,530,285
Other noncurrent assets	64,729	35,722
Total assets	$2,006,745	$1,767,141

Liabilities and Stockholders' Equity:
Current liabilities	$224,387	$187,982
Long-term debt	705,269	489,239
Deferred income taxes	118,432	124,418
Other long-term liabilities	22,787	17,552
Stockholders' equity	935,870	947,950
Total liabilities and stockholders' equity	$2,006,745	$1,767,141

Jagged Peak Energy Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

	(in thousands, except per share amounts)
Revenues
Oil, natural gas and NGL sales	$150,065	$154,964	$426,408	$442,421
Other operating revenues	—	414	9	686
Total revenues	150,065	155,378	426,417	443,107
Operating Expenses
Lease operating expenses	17,554	11,184	46,758	31,390
Production and ad valorem taxes	11,263	9,517	32,100	26,437
Exploration	3	23	3	24
Depletion, depreciation, amortization and accretion	66,069	57,660	186,365	160,552
Impairment of unproved oil and natural gas properties	31,817	—	32,763	53
Other operating expenses	—	19	3,206	65
General and administrative (before equity-based compensation)	9,571	9,707	29,116	28,800
General and administrative, equity-based compensation	4,098	2,614	11,025	80,671
Total operating expenses	140,375	90,724	341,336	327,992
Income (Loss) from Operations	9,690	64,654	85,081	115,115
Other Income and Expense
Gain (loss) on commodity derivatives	39,421	(96,516)	(85,702)	(110,426)
Gain on sale of assets	—	6,225	—	6,225
Interest expense and other	(9,956)	(8,244)	(27,788)	(17,065)
Total other income (loss)	29,465	(98,535)	(113,490)	(121,266)
Income (Loss) before Income Taxes	39,155	(33,881)	(28,409)	(6,151)
Income tax expense (benefit)	8,597	(7,315)	(5,986)	14,737
Net Income (Loss)	$30,558	$(26,566)	$(22,423)	$(20,888)

Net income (loss) per common share:
Basic	$0.14	$(0.12)	$(0.11)	$(0.10)
Diluted	$0.14	$(0.12)	$(0.11)	$(0.10)

Weighted-average common shares outstanding:
Basic	213,403	213,180	213,349	213,109
Diluted	213,700	213,180	213,349	213,109

Jagged Peak Energy Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

	(in thousands)
Cash Flows from Operating Activities
Net income (loss)	$30,558	$(26,566)	$(22,423)	$(20,888)
Adjustments to reconcile to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	66,069	57,660	186,365	160,552
Impairment of unproved oil and natural gas properties	31,817	—	32,763	53
Amortization of debt issuance costs	594	732	1,770	1,753
Deferred income taxes	8,597	(7,315)	(5,986)	14,737
Equity-based compensation	4,098	2,614	11,025	80,671
(Gain) Loss on commodity derivatives	(39,421)	96,516	85,702	110,426
Net cash receipts (payments) on settled derivatives	(3,484)	(6,347)	(14,651)	(33,705)
Gain on sale of oil and natural gas properties	—	(6,225)	—	(6,225)
Other	(91)	(78)	(98)	(234)
Change in operating assets and liabilities:
Accounts receivable and other current assets	(1,688)	(11,305)	(2,407)	(29,854)
Accounts payable and accrued liabilities	7,405	18,247	641	40,461
Net cash provided by operating activities	104,454	117,933	272,701	317,747
Cash Flows from Investing Activities
Leasehold and acquisitions costs	(17,364)	(7,801)	(32,931)	(18,854)
Development of oil and natural gas properties	(165,816)	(158,091)	(477,681)	(551,059)
Other capital expenditures	(385)	(1,364)	(837)	(3,245)
Proceeds from sale of oil and natural gas properties	—	8,377	—	8,377
Net cash used in investing activities	(183,565)	(158,879)	(511,449)	(564,781)
Cash Flows from Financing Activities
Proceeds from senior notes	—	—	—	500,000
Proceeds from senior secured revolving credit facility	65,000	—	215,000	165,000
Repayment of senior secured revolving credit facility	—	—	—	(320,000)
Debt issuance costs	(56)	(607)	(197)	(13,350)
Employee tax withholding for settlement of equity compensation awards	(26)	—	(681)	(200)
Net cash provided by financing activities	64,918	(607)	214,122	331,450
Net Change in Cash and Cash Equivalents	(14,193)	(41,553)	(24,626)	84,416
Cash and Cash Equivalents, Beginning of Period	24,796	135,492	35,229	9,523
Cash and Cash Equivalents, End of Period	$10,603	$93,939	$10,603	$93,939

Jagged Peak Energy Inc.
Commodity Hedges

The Company hedges its oil production to reduce cash flow volatility and to support funding of its capital expenditure program. The schedule below summarizes the hedges the Company has in place to hedge the price of WTI and the differential between the Cushing and Midland oil prices.

As of November 6, 2019, the Company had the following commodity hedges in place for future production:

Production Period	Volumes	Weighted Average Price
	(MBbls)	($/Bbl)
Oil Swaps:
Fourth Quarter 2019	1,932	$59.95
First Quarter 2020	1,820	$58.25
Second Quarter 2020	1,820	$58.25
Third Quarter 2020	1,840	$58.25
Fourth Quarter 2020	1,840	$58.25
Full Year 2020	7,320	$58.25

Oil Basis Swaps:
Fourth Quarter 2019	2,300	$(4.79)
First Quarter 2020	2,366	$(1.31)
Second Quarter 2020	2,366	$(1.31)
Third Quarter 2020	2,392	$(1.31)
Fourth Quarter 2020	2,392	$(1.31)
Full Year 2020	9,516	$(1.31)

Jagged Peak Energy Inc.
Reconciliation of Adjusted Net Income, Adjusted EBITDAX and Adjusted EBITDAX Margin
(Unaudited)

The following tables provide reconciliations of the GAAP financial measure of Net Income (Loss) to the non-GAAP financial measures of Adjusted Net Income (Loss) and Adjusted EBITDAX. A description of the reconciliations is included in the section titled “Reconciliation of Non-GAAP Financial Measures.”

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

	(in thousands, except for per share and Boe metrics)
Adjusted Net Income (Loss)
Net income (loss)	$30,558	$(26,566)	$(22,423)	$(20,888)
Adjustments to reconcile to adjusted net income
Impairment of unproved oil and natural gas properties	31,817	—	32,763	53
(Gain) loss on commodity derivatives, net, less net cash for/from derivative settlements	(42,905)	90,169	71,051	76,721
Equity-based compensation expense related to allocated management incentive units (1)	—	—	—	74,470
Contract termination fee (2)	—	—	3,200	—
Gain on sale of assets	—	(6,225)	—	(6,225)

Income tax effect for the above items	2,435	(18,124)	(22,549)	(15,218)
Adjusted net income	$21,905	$39,254	$62,042	$108,913

Adjusted net income per basic common share	$0.10	$0.18	$0.29	$0.51
Adjusted net income per diluted common share	$0.10	$0.18	$0.29	$0.51

Basic common shares	213,403	213,180	213,349	213,109
Diluted common shares (3)	213,700	213,675	213,458	213,192

Adjusted EBITDAX
Net income (loss)	$30,558	$(26,566)	$(22,423)	$(20,888)
Adjustments to reconcile to adjusted EBITDAX
Interest expense, net of capitalized	9,974	8,256	27,683	17,095
Income tax expense (benefit)	8,597	(7,315)	(5,986)	14,737
Depletion, depreciation, amortization and accretion	66,069	57,660	186,365	160,552
Impairment of unproved oil and natural gas properties	31,817	—	32,763	53
Contract termination fee (2)	—	—	3,200	—
Exploration expenses	3	23	3	24
(Gain) loss on commodity derivatives, net, less net cash from derivative settlements	(42,905)	90,169	71,051	76,721
Equity-based compensation expense	4,098	2,614	11,025	80,671
Gain on sale of assets	—	(6,225)	—	(6,225)
Adjusted EBITDAX	$108,211	$118,616	$303,681	$322,740

Total production (MBoe)	3,616	3,323	10,396	8,952
Adjusted EBITDAX margin per Boe (4)	$29.93	$35.70	$29.21	$36.05

(1)	In connection with the IPO, management incentive units were converted to common stock. A portion of this common stock was transferred to JPE Management Holdings LLC and became subject to the terms and conditions of the amended and restated JPE Management Holdings LLC limited liability company agreement (the “Holdco Agreement”). The compensation expense related to these shares was primarily recognized ratably as they vested according to the terms of the Holdco Agreement. However, in February 2018, the Company incurred $71.3 million in accelerated compensation expense related to the modification of service requirements. Only compensation expense related to management incentive units allocated at the time of the IPO is excluded from the calculation of adjusted net income.

(2)
Contract termination fee relates to the early termination of a frac fleet contract. These amounts are included as a part of Other operating expenses on the Condensed Consolidated Statements of Operations.

(3)	Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding restricted stock unit and performance stock unit awards.

(4)	Adjusted EBITDAX margin is calculated as Adjusted EBITDAX divided by total production, expressed as adjusted EBITDAX per Boe.